1940 Act File No. 811-08495

AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 2022

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 291

(Check appropriate box or boxes)

NATIONWIDE MUTUAL FUNDS
(Exact Name of Registrant as Specified In Its Charter)

One Nationwide Plaza Mail Code 05-02-210
Columbus, Ohio 43215
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, including Area Code: (614) 435-5787

Send Copies of Communications to:
ALLAN J. OSTER, ESQ.	PRUFESH R. MODHERA, ESQ.
10 WEST NATIONWIDE BOULEVARD	STRADLEY RONON STEVENS & YOUNG, LLP
COLUMBUS, OH 43215	2000 K STREET, N.W., SUITE 700
(Name and Address of Agent for Service)	WASHINGTON, DC 20006

EXPLANATORY NOTE

This Amendment No. 291 (the “Amendment”) to the Registration Statement of Nationwide Mutual Funds (the “Registrant”) on Form N-1A is being filed under the Investment Company Act of 1940 (the “1940 Act”), as amended, to amend and supplement Amendment No. 289 to the Registrant’s Registration Statement on Form N-1A, filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 12, 2022 under the 1940 Act (Accession No. 0001137439-22-000318) (“Amendment No. 289”) as pertaining to Part A and Part B of the Nationwide Bond Portfolio (the “Fund”), a series of the Registrant.

Part A and Part B of the Fund, as filed in Amendment No. 289, are incorporated herein by reference.

The shares of beneficial interest (“Shares”) of the series of the Registrant are not registered under the Securities Act of 1933, as amended (the “Securities Act”), because each series of the Registrant issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Shares of the series of the Registrant may be purchased only by “accredited investors,” as defined in Regulation D under the Securities Act. This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

The audited Financial Statement and the Report of Independent Registered Public Accounting Firm of the Fund for the fiscal year ended October 31, 2021, as filed with the Commission on January 14, 2022 (Accession No. 0001839673-22-000002) contained in the Annual Report of the Registrant, dated October 31, 2021, is incorporated herein by reference.

This Registration Statement relates only to the Funds and does not affect or incorporate by reference the currently effective Part A and Part B for the Registrant’s other series.

NATIONWIDE MUTUAL FUNDS
Nationwide Bond Portfolio

Amendment dated September 15, 2022
to the Prospectus dated February 25, 2022

Capitalized terms and certain other terms used in this amendment, unless otherwise defined in this amendment, have the meanings assigned to them in the Prospectus.

1.
At a meeting of the Board of Trustees (the “Board”) of Nationwide Mutual Funds held on September 14, 2022, the Board approved the termination of BlackRock Investment Management, LLC as the subadviser to the Nationwide Bond Portfolio (the “Fund”) and the appointment of Goldman Sachs Asset Management, L.P. (“GSAM”) as the Fund’s new subadviser, effective on or about October 24, 2022 (the “Effective Date”).

2.	As of the Effective Date, the Prospectus is amended as follows:

a.	The information under the heading “Item 5. Management.” on the cover page of the Prospectus is deleted in its entirety and replaced with the following:

Nationwide Fund Advisors (“NFA” or the “Adviser”) is the Fund’s investment adviser. Goldman Sachs Asset Management, L.P. (“GSAM”) serves as the Fund’s subadviser.

Portfolio Managers

Portfolio Manager	Title	Length of Service with Fund
Ronald Arons, CFA	Managing Director & Senior Portfolio Manager	Since 2022
Paul Seary, CFA	Vice President & Senior Portfolio Manager	Since 2022
Whitney Watson	Managing Director & Head of Global Portfolio Management	Since 2022

b.
The information under the heading “Item 9. Investment Objective, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.” and subheading “Principal Investment Strategies” beginning on page 1 of the Prospectus is deleted in its entirety and replaced with the following:

The Fund is designed to provide a diversified portfolio of different types of fixed-income securities. The fixed-income securities in which the Fund may invest include corporate bonds issued by U.S. and foreign companies, debt securities issued and/or guaranteed as to principal and interest by the U.S. government (or by U.S. government agencies, U.S. government-sponsored enterprises and U.S. government instrumentalities), asset-backed securities (including collateralized loan obligations), mortgage-backed securities and debt securities issued by foreign governments and their agencies.

Securities in which the Fund invests may have any type of interest rate payment and reset terms, including fixed-rate, adjustable-rate, floating-rate, zero coupon, contingent, deferred, payment-in-kind and auction rate features. The Fund may invest in debt securities of any maturity or duration. Mortgage-backed securities may be either pass-through securities issued by U.S. government agencies, such as Ginnie Mae, Fannie Mae or Freddie Mac, or collateralized mortgage obligations issued either by U.S. government agencies or by private issuers. The Fund may purchase many U.S. agency pass-through securities on a when-issued (also known as “TBA”) basis, and it may also purchase or sell securities for delayed delivery. When entering into such a transaction, the Fund buys or sells securities with payment and delivery scheduled to take place in the future. Under normal circumstances, the Fund invests at least 80% of its net assets in bonds and other debt securities.

The subadviser’s investment process:

•	Combines diversified sources of return by employing multiple strategies;
•	Takes a global perspective to seek relative value opportunities;
•	Considers a wide range of factors as part of the fundamental investment process, which may include environmental, social and governance (“ESG”) factors;
•	Employs focused specialist teams to seek to identify short-term mis-pricings and incorporate long-term views; and
•	Emphasizes a risk aware approach as it views management as both an offensive and defensive tool.

The subadviser’s Fixed Income Portfolio Management Team implements the foregoing philosophy through an investment process that seeks to maximize risk-adjusted total returns by using a diverse set of investment strategies revolving around four key elements:
(i) Developing a long-term risk budget -- Lead portfolio managers (the “Portfolio Team”) set the strategic direction of the Fund by establishing a “risk budget.” The “risk budget” for the Fund is the range the portfolio managers will allow the Fund to deviate from the Index with respect to sector allocations, country allocations, securities selection, and, to a lesser extent, duration.
(ii) Fundamental investment process -- As part of its fundamental investment process, the Fixed Income Portfolio Management Team may integrate ESG factors alongside traditional fundamental factors to seek to: (a) determine whether a particular fixed-income security and/or sector is suitable and attractively priced for investment and (b) assess their potential impact on the credit quality and spreads of a particular fixed- income security. Traditional fundamental factors that the Fixed Income Portfolio Management Team may consider include, but are not limited to, leverage, earnings, enterprise value, industry trends and macroeconomic factors. ESG factors that the Fixed Income Portfolio Management Team may consider include, but are not limited to, physical risk (e.g., wildfires, floods, droughts and rising sea levels), carbon intensity and emissions profiles, workplace health and safety, cyber risk, social unrest and equity, governance practices and stakeholder relations, employee relations, board structure and management incentives. The identification of a risk related to an ESG factor will not necessarily exclude a particular fixed-income security and/or sector that, in the Fixed Income Portfolio Management Team’s view, is otherwise suitable and attractively priced for investment, and the Fixed Income Portfolio Management Team may invest in a security or sector without integrating ESG factors or considerations into its fundamental investment process. The relevance of specific traditional fundamental factors and ESG factors to the fundamental investment process varies across asset classes, sectors and strategies. The Fixed Income Portfolio Management Team may utilize data sources provided by third-party vendors and/or engage directly with issuers when assessing the above factors.
(iii) Generating investment views and strategies -- The subadviser’s Top-down and Bottom-up Strategy Teams (collectively, the “Strategy Teams”) generate investment ideas within their areas of specialization. The Top-down Strategy Teams are responsible for Cross-Sector, Duration, Country, and Currency decisions. Concurrently, Bottom-up Strategy Teams, comprised of sector specialists, formulate sub-sector allocation and security selection decisions.
(iv) Constructing the portfolio -- The Portfolio and Strategy Teams construct the Fund’s portfolio through a collaborative process in which the Portfolio Team oversees the overall portfolio while the Strategy Teams actively manage the securities and strategies within their areas of specialization. This process enables the Portfolio Team to build a portfolio consisting of the ideas of the individual Strategy Teams, consistent with the Fund’s overall risk and return objectives.
The Fixed Income Portfolio Management Team employs a fundamental investment process that considers a wide range of factors, and no one factor or consideration is determinative.
The subadviser uses derivatives, including but not limited to, interest rate futures, interest rate swaps and credit default swaps, either to hedge against investment risks, manage the Fund’s duration and/or gain exposure to certain fixed income securities or indices. In addition, the subadviser may use forward foreign currency contracts in order to hedge against international currency exposure or for non-hedging purposes.
The Fund may take short positions in securities or indexes by using swaps, options or futures and TBA agreements in agency mortgage-backed securities. For example, the Fund may enter into a futures contract pursuant to which it agrees to sell an asset (that it does not currently own) at a specified price at a specified point in the future. This gives the Fund a short position with respect to that asset. The Fund may utilize short positions to implement macro views on securities valuations, long term views on relative value or short term views on security mispricings, as well as any other views the subadviser deems appropriate. The Fund will benefit from a short position to the extent the asset decreases in value (and will be harmed to the extent the asset increases in value) between the time it enters into the futures contract and the agreed date of sale.

The Fund’s investments in non-U.S. dollar denominated obligations (hedged or unhedged against currency risk) will not exceed 25% of its total assets measured at the time of purchase (“Total Assets”), and 10% of the Fund’s Total Assets may be invested in sovereign and corporate debt securities and other instruments of issuers in emerging market countries. Additionally, exposure to non-U.S. currencies (unhedged against currency risk) will not exceed 25% of the Fund’s Total Assets.
The Fund invests in fixed-income securities that are investment grade at the time of purchase. Securities will either be rated by a nationally recognized statistical rating organization or, if unrated, determined by the subadviser to be of comparable credit quality.
The Fund’s target duration range under normal interest rate conditions is expected to approximate that of the Index plus or minus one year, and over the last five years ended June 30, 2022, the duration of the Index has ranged between 5.69 and 6.78 years. “Duration” is a measure of a debt security’s price sensitivity to changes in interest rates. The longer the duration of the Fund (or an individual debt security), the more sensitive its market price is to changes in interest rates.

The Fund may engage in frequent and active trading of portfolio securities.

c.
The information under the heading “Item 9. Investment Objective, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.” and subheading “Principal Risks” beginning on page 2 of the Prospectus is modified as follows:

i.	High-yield bonds risk, Model risk, and Sector risk are each deleted in their entirety.

ii.	Forward currency contracts is deleted as a sub-risk under Derivatives risk.

iii.	The following risks are added in alphabetical order:

Collateralized loan obligations risk – in addition to the typical risks associated with fixed-income securities and asset-backed securities, CLOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default or decline in value or be downgraded, if rated by a nationally recognized statistical rating organization; (iii) the Fund may invest in tranches of CLOs that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) the lack of a readily available secondary market for CLOs; (vi) the risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (vii) the CLO’s manager may perform poorly. In addition, investments in CLOs may be characterized by the Fund as illiquid securities.

Emerging markets risk – the risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets and are more expensive to trade in. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price-to-earnings ratios, may not apply to certain small markets. Also, there may be less publicly available and reliable information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. Therefore, the ability to conduct adequate due diligence in emerging markets may be limited.

Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Fund could lose the entire value of its investments in the affected market. Some countries have pervasiveness of corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the nationalization of assets, unexpected market closures, risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the Fund’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests.

Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments. Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. The ability to bring and enforce actions in emerging market countries may be limited and shareholder claims may be difficult or impossible to pursue. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable compared to developed markets. The possibility of fraud, negligence, or undue influence being exerted by the issuer or refusal to recognize that ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. The Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

ESG integration risk – the Fund’s subadviser employs a fundamental investment process that may integrate ESG factors with traditional fundamental factors. The relevance and weightings of specific ESG factors to or within the fundamental investment process varies across asset classes, sectors and strategies and no one factor or consideration is determinative. When integrating ESG factors into the investment process, the subadviser may rely on third-party data that it believes to be reliable, but it does not guarantee the accuracy of such third-party data. ESG information from third-party data providers may be incomplete, inaccurate or unavailable, which may adversely impact the investment process. Moreover, ESG information, whether from an external and/or internal source, is, by nature and in many instances, based on a qualitative and subjective assessment. An element of subjectivity and discretion is therefore inherent to the interpretation and use of ESG data. While the subadviser believes that the integration of material ESG factors into the Fund’s investment process has the potential to identify financial risks and contribute to the Fund’s long-term performance, ESG factors may not be considered for each and every investment decision, and there is no guarantee that the integration of ESG factors will result in better performance. Investors can differ in their views of what constitutes positive or negative ESG characteristics. Moreover, the current lack of common standards may result in different approaches to integrating ESG factors. As a result, the Fund may invest in companies that do not reflect the beliefs and values of any particular investor. The subadviser’s approach to ESG integration may evolve and develop over time, both due to a refinement of  investment decision-making processes to address ESG factors and risks, and because of legal and regulatory developments.
Short position risk – the Fund will incur a loss from a short position if the value of the security or index to which a derivatives position relates increases after the Fund has entered into the short position. Short positions generally involve a form of leverage, which can exaggerate the Fund’s losses. A Fund that engages in a short derivatives position may lose more money than the actual cost of the short position and its potential losses may be unlimited. Any gain from a short position will be offset in whole or in part by the transaction costs associated with the short position.

iv.	The following sub-risks are added under Derivatives risk:
Currency exposure – the Fund’s investments in currency futures and forward foreign currency exchange contracts (collectively, “currency contracts”) may involve a small investment relative to the amount of risk assumed. To the extent the Fund enters into these transactions, its success will depend on the subadviser’s ability to predict market movements, and their use may have the opposite effect of that intended. Risks include potential loss due to the imposition of controls by a government on the exchange of foreign currencies, the loss of any premium paid to enter into the transaction, delivery failure, default by the other party, or inability to close out a position because the trading market becomes illiquid. Currency contracts may reduce the risk of loss from a change in the value of a currency, but they also limit any potential gains and do not protect against fluctuations in the value of the underlying security.
Forwards – using forwards can involve greater risks than if a Fund were to invest directly in the underlying securities or assets. Because forwards often involve leverage, their use can significantly magnify the effect of price movements of the underlying securities or reference measures, disproportionately increasing the Fund’s losses and reducing the Fund’s opportunities for gains. Currently there are few central exchanges or markets for forward contracts, and therefore they may be less liquid than exchange-traded instruments. If a forward counterparty fails to meet its obligations under the contract, the Fund may lose money.

d.
The second paragraph under the heading “Item 10. Management, Organization, and Capital Structure.” and subheading “Subadvisers” on page 9 of the Prospectus is deleted in its entirety and replaced with the following:

GOLDMAN SACHS ASSET MANAGEMENT, L.P. (“GSAM”), located at 200 West Street, New York, NY 10282, is the subadviser to the Fund. GSAM has been registered as an investment adviser with the U.S. Securities and Exchange Commission since 1990 and is an indirect, wholly owned subsidiary of The Goldman Sachs Group, Inc., a publicly held financial holding company and global investment banking, securities and investment management firm.

e.
The information under the heading “Item 10. Management, Organization, and Capital Structure.” and subheading “Portfolio Management” on page 9 of the Prospectus is deleted in its entirety and replaced with the following:

The Fund is managed by a team comprising Ronald Arons, CFA, Paul Seary, CFA and Whitney Watson. This team is responsible for the day-to-day management of the Fund and the selection of the Fund’s investments.

Mr. Arons is a Managing Director and Senior Portfolio Manager at GSAM, which he joined in 2010.

Mr. Seary is a Vice President and Senior Portfolio Manager at GSAM, which he joined in 2009.

Ms. Watson is a Managing Director and Head of Global Portfolio Management at GSAM, which she joined in 2005.

PLEASE RETAIN THIS AMENDMENT FOR FUTURE REFERENCE

NATIONWIDE MUTUAL FUNDS
Nationwide Bond Portfolio

Amendment dated September 15, 2022
to the Statement of Additional Information (“SAI”) dated February 25, 2022

Capitalized terms and certain other terms used in this amendment, unless otherwise defined in this amendment, have the meanings assigned to them in the SAI.
1.
At a meeting of the Board of Trustees (the “Board”) of Nationwide Mutual Funds held on September 14, 2022, the Board approved the termination of BlackRock Investment Management, LLC (“BlackRock”) as the subadviser to the Nationwide Bond Portfolio (the “Fund”) and the appointment of Goldman Sachs Asset Management, L.P. (“GSAM”) as the Fund’s new subadviser, effective on or about October 24, 2022 (the “Effective Date”).

2.	As of the Effective Date, the SAI is amended as follows:

a.	All references to and information regarding, BlackRock in the SAI are deleted in their entirety.
b.	The last paragraph under the heading “Investment Advisory and Other Services - Subadviser” on page 58 of the SAI is deleted in its entirety and replaced with the following:
Goldman Sachs Asset Management, L.P. (“GSAM”), located at 200 West Street, New York, New York 10282, is an indirect, wholly owned subsidiary of The Goldman Sachs Group, Inc., a publicly held financial holding company and global investment banking, securities and investment management firm.

c.	The information under the heading “Appendix B – Proxy Voting Guidelines Summaries” is amended to include the following:
GOLDMAN SACHS ASSET MANAGEMENT, L.P. (“GSAM”*)
A. Guiding Principles
Proxy voting and the analysis of corporate governance issues in general are important elements of the portfolio management services we provide to our advisory clients who have authorized us to address these matters on their behalf.  Our guiding principles in performing proxy voting are to make decisions that favor proposals that in our view maximize a company’s shareholder value and are not influenced by conflicts of interest. These principles reflect our belief that sound corporate governance will create a framework within which a company can be managed in the interests of its shareholders. We recognize that Environmental, Social and Governance (ESG) factors can affect investment performance, expose potential investment risks and provide an indication of management excellence and leadership. When evaluating ESG proxy issues, we balance the purpose of a proposal with the overall benefit to shareholders.
To implement these guiding principles for investments in publicly traded equities for which we have voting power on any record date, we follow customized proxy voting guidelines that have been developed by our portfolio management and our Global Stewardship Team (the “Guidelines”). The Guidelines embody the positions and factors we generally consider important in casting proxy votes. They address a wide variety of individual topics, including, among other matters, shareholder voting rights, anti-takeover defenses, board structures, the election of directors, executive and director compensation, reorganizations, mergers, issues of corporate social responsibility and various shareholder proposals.  Recognizing the complexity and fact-specific nature of many corporate governance issues, the Guidelines identify factors we consider in determining how the vote should be cast. A summary of the Guidelines is attached as Part II.
The principles and positions reflected in this Policy are designed to guide us in voting proxies, and not necessarily in making investment decisions. Our portfolio management teams (each, a “Portfolio Management Team”) base their determinations of whether to invest in a particular company on a variety of factors, and while corporate governance may be one such factor, it may not be the primary consideration.

Goldman Sachs Asset Management has adopted the policies and procedures set out below regarding the voting of proxies (the “Policy”). The Global Stewardship Team periodically reviews this Policy to ensure it continues to be consistent with our guiding principles.
B. The Proxy Voting Process
Public Equity Investments
Fundamental Equity Team
The Fundamental Equity Team views the analysis of corporate governance practices as an integral part of the investment research and stock valuation process. In forming their views on particular matters, these Portfolio Management Teams may consider applicable regional rules and practices, including codes of conduct and other guides, regarding proxy voting, in addition to the Guidelines and Recommendations (as defined below).
Quantitative Investment Strategies Portfolio Management Teams
The Quantitative Investment Strategies Portfolio Management Teams have decided to generally follow the Guidelines and Recommendations based on such Portfolio Management Teams’ investment philosophy and approach to portfolio construction, as well as their participation in the creation of the Guidelines. The Quantitative Investment Strategies Portfolio Management Teams may from time to time, however, review and individually assess any specific shareholder vote.
Fixed Income and Private Investments
Voting decisions with respect to client investments in fixed income securities and the securities of privately held issuers generally will be made by the relevant Portfolio Management Teams based on their assessment of the particular transactions or other matters at issue. Those Portfolio Management Teams may also adopt policies related to the fixed income or private investments they make that supplement this Policy.
GS Investment Strategies Portfolio Management
Voting decisions with respect to client investments in the securities of privately held issuers generally will be made by the relevant Portfolio Management Teams based on their assessment of the particular transactions or other matters at issue. To the extent the portfolio managers assume proxy voting responsibility with respect to publicly traded equity securities they will generally follow the Guidelines and Recommendations as discussed below unless an override is requested.
Alternative Investment and Manager Selection (“AIMS”) and Externally Managed Strategies
Where we place client assets with managers outside of Asset Management, for example within our AIMS business unit, such external managers generally will be responsible for voting proxies in accordance with the managers’ own policies. AIMS may, however, retain proxy voting responsibilities where it deems appropriate or necessary under prevailing circumstances. To the extent AIMS portfolio managers assume proxy voting responsibility with respect to publicly traded equity securities they will follow the Guidelines and Recommendations as discussed below unless an override is requested. Any other voting decision will be conducted in accordance with AIMS’ policies governing voting decisions with respect to public and non-publicly traded equity securities held by their clients.
C. Implementation
We have retained a third-party proxy voting service (the “Proxy Service”) to assist in the implementation of certain proxy voting-related functions, including, without limitation, operational, recordkeeping and reporting services. Among its responsibilities, the Proxy Service prepares a written analysis and recommendation (a “Recommendation”) of each proxy vote that reflects the Proxy Service’s application of the Guidelines to the particular proxy issues. In addition, in order to facilitate the casting of votes in an efficient manner, the Proxy Service generally prepopulates and automatically submits votes for all proxy matters in accordance with such Recommendations, subject to our ability to recall such automatically submitted votes. If the Proxy Service or Asset Management becomes aware that an issuer has filed, or will file, additional proxy solicitation materials sufficiently in advance of the voting deadline, we will generally endeavor to consider such information where such information is viewed as material in our discretion when casting its vote, which may, but need not, result in a change to the Recommendation, which may take the form of an override (as described below) or a revised Recommendation issued by the Proxy Service. We retain the responsibility for proxy voting decisions. We conduct an annual due diligence meeting with the Proxy Service to review the processes and procedures the Proxy Service follows when making proxy voting recommendations based on the Guidelines and to discuss any material changes in the services, operations, staffing or processes.
Our Portfolio Management Teams generally cast proxy votes consistently with the Guidelines and the Recommendations. Each Portfolio Management Team, however, may on certain proxy votes seek approval to diverge from the Guidelines or a Recommendation by following a process that seeks to ensure that override decisions are not influenced by any conflict of interest. As a result of the override process, different Portfolio Management Teams may vote differently for particular votes for the same company. In addition, the Global Stewardship Team may on certain proxy votes also seek approval to diverge from the Guidelines or a Recommendation and follow the override process described above that seeks to ensure these decisions are not influenced by any conflict of interest. In these instances, all shares voted are voted in the same manner.
Our clients who have delegated voting responsibility to us with respect to their account may from time to time contact their client representative if they would like to direct us to vote in a particular manner for a particular solicitation. We will use commercially reasonable efforts to vote according to the client’s request in these circumstances, however, our ability to implement such voting instruction will be dependent on operational matters such as the timing of the request.
From time to time, our ability to vote proxies may be affected by regulatory requirements and compliance, legal or logistical considerations. As a result, from time to time, we may determine that it is not practicable or desirable to vote proxies. In certain circumstances, such as if a security is on loan through a securities lending program, the Portfolio Management Teams may not be able to participate in certain proxy votes unless the shares of the particular issuer are recalled in time to cast the vote. A determination of whether to seek a recall will be based on whether the applicable Portfolio Management Team determines that the benefit of voting outweighs the costs, lost revenue, and/or other detriments of retrieving the securities, recognizing that the handling of such recall requests is beyond our control and may not be satisfied in time for us to vote the shares in question.
We disclose our voting publicly each year in a filing with the US Securities and Exchange Commission and on our website for all Goldman Sachs Asset Management US registered mutual funds. We also generally disclose our voting publicly on a quarterly basis on our website for company proxies voted according to the Guidelines and Recommendations.
D. Conflicts of Interest
Goldman Sachs Asset Management has implemented processes designed to prevent conflicts of interest from influencing its proxy voting decisions. These processes include information barriers as well as the use of the Guidelines and Recommendations and the override process described above in instances when a Portfolio Management Team is interested in voting in a manner that diverges from the initial Recommendation based on the Guidelines. To mitigate perceived or potential conflicts of interest when a proxy is for shares of The Goldman Sachs Group Inc. or a Goldman Sachs Asset Management managed fund, we will generally instruct that such shares be voted in the same proportion as other shares are voted with respect to a proposal, subject to applicable legal, regulatory and operational requirements.
* For purposes of this Policy, “Asset Management” refers, collectively, to the following legal entities: Goldman Sachs Asset Management, L.P.; Goldman Sachs Asset Management International; Goldman Sachs Hedge Fund Strategies LLC; GS Investment Strategies, LLC; GSAM Stable Value, LLC; Goldman Sachs Asset Management (Singapore) Pte. Ltd; Goldman Sachs Asset Management (Hong Kong) Limited.; Goldman Sachs Asset Management Co. Ltd.; GSAM Services Private Limited; GS Investment Strategies Canada Inc.; Goldman Sachs Management (Ireland) Limited; Goldman Sachs Asset Management Australia Pty Ltd.; Goldman Sachs Services Private Limited, Goldman Sachs Bank Europe SE, and Goldman Sachs Asset Management Fund Services Limited.

d.	The subsection “Investments in the Fund” under the heading “Appendix C – Portfolio Managers” is amended to include the following:

Name of Portfolio Manager	Fund Name	Dollar Range of Investments in the Fund (as of June 30, 2022)
Goldman Sachs Asset Management, L.P.
Ronald Arons, CFA	Nationwide Bond Portfolio	None
Paul Seary, CFA	Nationwide Bond Portfolio	None
Whitney Watson	Nationwide Bond Portfolio	None

e.	The subsection “Description of Compensation Structure” under the heading “Appendix C – Portfolio Managers” is amended to include the following:
Goldman Sachs Asset Management, L.P. (“GSAM”)
Compensation for GSAM Portfolio Managers is comprised of a base salary and year-end discretionary variable compensation. The base salary is fixed from year to year. Year-end discretionary variable compensation is primarily a function of each Portfolio Manager’s individual performance and his or her contribution to overall team performance; the performance of GSAM and Goldman Sachs; the team’s net revenues for the past year which in part is derived from advisory fees, and for certain accounts, performance-based fees; and anticipated compensation levels among competitor firms. Portfolio Managers may be rewarded, in part, for their delivery of investment performance, which is reasonably expected to meet or exceed the expectations of clients and fund shareholders in terms of: excess return over an applicable benchmark, peer group ranking, risk management and factors specific to certain funds such as yield or regional focus. Performance is judged over one-, three- and five-year time horizons.
The discretionary variable compensation for Portfolio Managers is also significantly influenced by various factors, including: (1) effective participation in team research discussions and process; and (2) management of risk in alignment with the targeted risk parameters and investment objectives of the fund. Other factors may also be considered including: (a) general client/shareholder orientation, and (b) teamwork and leadership.
As part of their year-end discretionary variable compensation and subject to certain eligibility requirements, Portfolio Managers may receive deferred equity-based and similar awards, in the form of: (1) shares of The Goldman Sachs Group, Inc. (restricted stock units); and, (2) for certain Portfolio Managers, performance-tracking (or “phantom”) shares of the GSAM mutual funds that they oversee or service. Performance-tracking shares are designed to provide a rate of return (net of fees) equal to that of the fund(s) that a Portfolio Manager manages, or one or more other eligible funds, as determined by senior management, thereby aligning Portfolio Manager compensation with fund shareholder interests. The awards are subject to vesting requirements, deferred payment and clawback and forfeiture provisions. GSAM, Goldman Sachs or their affiliates expect, but are not required to, hedge the exposure of the performance-tracking shares of a fund by, among other things, purchasing shares of the relevant fund(s).
Other Compensation
In addition to base salary and year-end discretionary variable compensation, the firm has a number of additional benefits in place including (1) a 401k program that enables employees to direct a percentage of their base salary and bonus income into a tax-qualified retirement plan; and (2) investment opportunity programs in which certain professionals may participate subject to certain eligibility requirements

f.	The subsection “Other Managed Accounts” under the heading “Appendix C – Portfolio Managers” is amended to include the following:

Name of Portfolio Manager	Number of Accounts Managed by Each Portfolio Manager and Total Assets by Category (as of June 30, 2022)
Goldman Sachs Asset Management, L.P.
Ronald Arons, CFA	Mutual Funds: 37 accounts, $10.5 billion total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)
Other Pooled Investment Vehicles: 60 accounts, $14.1 billion total assets (20 accounts, $4.1 billion total assets for which the advisory fee is based on performance)
Other Accounts: 6,379 accounts, $257.8 billion total assets (12 accounts, $2.5 billion total assets for which the advisory fee is based on performance)
Paul Seary, CFA	Mutual Funds: 27 accounts, $6.4 billion total assets (14 accounts, $2.1 billion total assets for which the advisory fee is based on performance)
Other Pooled Investment Vehicles: 17 accounts, $4.8 billion total assets (14 accounts, $2.1 billion total assets for which the advisory fee is based on performance)
Other Accounts: 1,713 accounts, $117.5 billion total assets (5 accounts, $1.1 billion total assets for which the advisory fee is based on performance)
Whitney Watson	Mutual Funds: 92 accounts, $419.2 billion total assets (47 accounts, $10.2 billion total assets for which the advisory fee is based on performance)
Other Pooled Investment Vehicles: 332 accounts, $265.7 billion total assets (47 accounts, $10.2 billion total assets for which the advisory fee is based on performance)
Other Accounts: 32,769 accounts, $547.5 billion total assets (32 accounts, $12.2 billion total assets for which the advisory fee is based on performance)

g.	The subsection “Potential Conflicts of Interest” under the heading “Appendix C – Portfolio Managers” is amended to include the following:
Goldman Sachs Asset Management, L.P. (“GSAM”)
GSAM is part of The Goldman Sachs Group, Inc. (together with its affiliates, directors, partners, trustees, managers, members, officers and employees, “Goldman Sachs”) a financial holding company. The involvement of GSAM, Goldman Sachs and their affiliates in the management of, or their interest in, other accounts and other activities of Goldman Sachs will present conflicts of interest with respect to your Fund and will, under certain circumstances, limit your Fund’s investment activities. Goldman Sachs is a worldwide full service investment banking, broker dealer, asset management and financial services organization and a major participant in global financial markets that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments, and individuals. Goldman Sachs, acts as a broker-dealer, investment adviser, investment banker, underwriter, research provider, administrator, financier, adviser, market maker, trader, prime broker, derivatives dealer, clearing agent, lender, counterparty, agent, principal, distributor, investor or in other commercial capacities for accounts or companies or affiliated or unaffiliated investment funds (including pooled investment vehicles and private funds). In those and other capacities, Goldman Sachs advises and deals with clients and third parties in all markets and transactions and purchases, sells, holds and recommends a broad array of investments, including securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account and for the accounts of clients and of its personnel. In addition, Goldman Sachs has direct and indirect interests in the global fixed income, currency, commodity, equities, bank loan and other markets and the securities and issuers in which your Fund may directly and indirectly invest. Thus, it is expected that your Fund will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which Goldman Sachs and affiliates perform or seek to perform investment banking or other services. As manager of your Fund, GSAM receives management fees from the Fund. In addition, GSAM’s affiliates may earn fees from relationships with your Fund. Although these fees are generally based on asset levels, the fees are not directly contingent on Fund performance, Goldman Sachs will still receive significant compensation from your Fund even if shareholders lose money. Goldman Sachs and its affiliates engage in proprietary trading and advise accounts and funds which have investment objectives similar to those of your Fund and/or which engage in and compete for transactions in the same types of securities, currencies and instruments as your Fund. Goldman Sachs and its affiliates will not have any obligation to make available any information regarding their activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of your Fund. The results of your Fund’s investment activities, therefore, will likely differ from those of Goldman Sachs, its affiliates, and other accounts managed by Goldman Sachs, and it is possible that your Fund could sustain losses during periods in which Goldman Sachs and its affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. In addition, your Fund may enter into transactions in which Goldman Sachs and its affiliates or their other clients have an adverse interest. For example, your Fund may take a long position in a security at the same time that Goldman Sachs and its affiliates or other accounts managed by GSAM take a short position in the same security (or vice versa). These and other transactions undertaken by Goldman Sachs, its affiliates or Goldman Sachs-advised clients may, individually or in the aggregate, adversely impact your Fund. In some cases, such adverse impacts may result from differences in timing of transactions by accounts relative to when your Fund executes transactions in the same securities. Transactions by one or more Goldman Sachs-advised clients or GSAM may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of your Fund. Your Fund’s activities will, under certain circumstances, be limited because of regulatory restrictions applicable to Goldman Sachs and its affiliates, and/or their internal policies designed to comply with such restrictions. As a global financial services firm, Goldman Sachs and its affiliates provide a wide range of investment banking and financial services to issuers of securities and investors in securities. Goldman Sachs, its affiliates and others associated with it are expected to create markets or specialize in, have positions in and/or effect transactions in, securities of issuers held by your Fund, and will likely also perform or seek to perform investment banking and financial services for one or more of those issuers. Goldman Sachs and its affiliates are expected to have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend your Fund or who engage in transactions with or for your Fund.
For a more detailed description of potential conflicts of interest, please refer to the language from GSAM’s ADV Part 2.

PLEASE RETAIN THIS AMENDMENT FOR FUTURE REFERENCE

PART C
OTHER INFORMATION
ITEM 28. EXHIBITS

(a)
Second Amended and Restated Agreement and Declaration of Trust, dated June 17, 2009 (the “Amended Declaration”), of the Registrant, Nationwide Mutual Funds (the “Trust”), a Delaware Statutory Trust, previously filed as Exhibit EX-28.a with the Trust’s registration statement on November 17, 2009, is hereby incorporated by reference.

(b)
Third Amended and Restated Bylaws, dated August 28, 2020 (the “Amended Bylaws”), of the Trust, previously filed as Exhibit EX-28.b with the Trust’s registration statement on September 17, 2020, is hereby incorporated by reference.

(c)
Certificates for shares are not issued. Articles III, V, and VI of the Amended Declaration and Article VII of the Amended Bylaws, incorporated by reference to Exhibit (a) and (b) hereto, define rights of holders of shares.

(d)	Investment Advisory Agreements
(1)
Investment Advisory Agreement, dated May 1, 2007, between the Trust and Nationwide Fund Advisors, pertaining to certain series of the Trust, previously filed as Exhibit EX-23.d.2 with the Trust’s registration statement on June 14, 2007, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended March 11, 2021, previously filed as Exhibit EX-28.d.1.a with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

(2)
Investment Advisory Agreement, dated August 28, 2007, between the Trust and Nationwide Fund Advisors, pertaining to the Target Destination Funds of the Trust, previously filed as Exhibit EX-23.d.2 with the Trust’s registration statement on August 27, 2007, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended January 15, 2020, previously filed as Exhibit EX-28.d.2.a. with the Trust’s registration statement on January 15, 2020, is hereby incorporated by reference.

(3)
Investment Advisory Agreement, dated September 18, 2015, between the Trust and Nationwide Fund Advisors, pertaining to certain series of the Trust, previously filed as Exhibit EX-28.d.3 with the Trust’s registration statement on October 13, 2015, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended July 18, 2022, previously filed as Exhibit EX-28.d.3.a with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

	(4)	Subadvisory Agreements
(a)
Amended Subadvisory Agreement among the Trust, Nationwide Fund Advisors and BlackRock Investment Management, LLC, dated May 1, 2007, as amended June 16, 2010, previously filed as Exhibit EX-28.d.3.a with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

(1)
Exhibit A to the Amended Subadvisory Agreement, amended February 1, 2012, previously filed as Exhibit EX-28.d.3.a.1 with the Trust’s registration statement on February 24, 2012, is hereby incorporated by reference.

(b)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Nationwide Asset Management, LLC, dated January 1, 2008, previously filed as Exhibit EX-23.d.3.h with the Trust’s registration statement on December 19, 2008, is hereby incorporated by reference.

			(1)	Exhibit A to the Subadvisory Agreement, amended May 1, 2013, previously filed as Exhibit EX-28.d.3.c.1 with the Trust’s registration statement on April 3, 2014, is hereby incorporated by reference.

(c)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Brown Capital Management, LLC, dated August 26, 2011, previously filed as Exhibit EX-28.d.3.j with the Trust’s registration statement on September 16, 2011, is hereby incorporated by reference.

(d)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and UBS Global Asset Management (Americas) Inc. (formerly, UBS Global Asset Management (Americas) Inc.), dated July 19, 2011, previously filed as Exhibit EX-28.d.3.k with the Trust’s registration statement on July 1, 2011, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended November 19, 2012, previously filed as Exhibit EX-28.d.3.k.1 with the Trust’s registration statement on December 6, 2012, is hereby incorporated by reference.

(e)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Bailard, Inc., dated June 4, 2013, previously filed as Exhibit EX-28.d.3.k with the Trust’s registration statement on October 17, 2013, is hereby incorporated by reference.

	(1)	Exhibit A to the Subadvisory Agreement, amended March 31, 2014, previously filed as Exhibit EX-28.d.3.j.1 with the Trust’s registration statement on April 3, 2014, is hereby incorporated by reference.
(f)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Geneva Capital Management LLC, dated March 16, 2020, previously filed as Exhibit EX-16.6.d.ix with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended March 11, 2021, previously filed as Exhibit EX-28.d.4.f.1 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(g)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Amundi Pioneer Institutional Asset Management, Inc. (formerly, Amundi Smith Breeden LLC, now known as Amundi Asset Management US, Inc.), dated September 25, 2015, previously filed as Exhibit EX-28.d.4.s with the Trust’s registration statement on October 14, 2015, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended January 14, 2019, previously filed as Exhibit EX-28.d.4.l.1 with the Trust’s registration statement on February 19, 2019, is hereby incorporated by reference.

(h)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Wellington Management Company LLP, dated December 14, 2016, previously filed as Exhibit EX-28.d.4.t with the Trust’s registration statement on December 14, 2016, is hereby incorporated by reference.

	(1)	Exhibit A to the Subadvisory Agreement, amended June 1, 2022, previously filed as Exhibit EX-28.d.4.i.1 with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

(i)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Wellington Management Company LLP, dated November 13, 2017, previously filed as Exhibit EX-28.d.4.o with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(j)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Loomis, Sayles & Company, L.P., dated May 5, 2017, previously filed as Exhibit EX-28.d.4.q with the Trust’s registration statement on May 5, 2017, is hereby incorporated by reference.

	(1)	Exhibit A to the Subadvisory Agreement, amended June 1, 2022, previously filed as Exhibit EX-28.d.4.k.1 with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.
(k)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Loomis, Sayles & Company, L.P., dated November 13, 2017, previously filed as Exhibit EX-28.d.4.q with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(l)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Diamond Hill Capital Management, Inc., dated November 13, 2017, previously filed as Exhibit EX-28.d.4.s with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended October 1, 2020, previously filed as Exhibit EX-28.d.4.q.1. with the Trust’s registration statement on October 16, 2020, is hereby incorporated by reference.

(m)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and WCM Investment Management, dated November 13, 2017, previously filed as Exhibit EX-28.d.4.t with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(n)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Mellon Investments Corporation (formerly, BNY Mellon Asset Management North America Corporation), dated July 13, 2018, as amended August 5, 2019, previously filed as Exhibit EX-16.6.d.xx with the Trust’s registration statement on Form N-14 on September 27, 2019, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended March 12, 2020, previously filed as Exhibit EX-16.6.d.xx.1 with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(o)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Western Asset Management Co., effective July 31, 2020, previously filed as Exhibit EX-28.d.4.t with the Trust’s registration statement on September 17, 2020, is hereby incorporated by reference.

(p)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and BlackRock Investment Management, LLC, dated September 13, 2018, previously filed as Exhibit EX-28.d.4.w with the Trust’s registration statement on November 2, 2018, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended January 1, 2021, previously filed as Exhibit EX-28.d.4.r.1 with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(q)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc., dated March 12, 2020, previously filed as Exhibit EX-16.6.d.xxiv with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(r)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and American Century Investment Management Inc., effective November 30, 2020, previously filed as Exhibit EX-28.d.4.w with the Trust’s registration statement on October 16, 2020, is hereby incorporated by reference.

(s)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and GQG Partners LLC, effective January 7, 2021, previously filed as Exhibit EX-28.d.4.u with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(t)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Janus Henderson Investors US LLC (formerly, Janus Capital Management LLC), effective January 13, 2021, previously filed as Exhibit EX-28.d.4.v with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, effective July 18, 2022, previously filed as Exhibit EX-28.d.4.u.1 with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

(u)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Newton Investment Management North America, LLC, effective August 31, 2021, previously filed as Exhibit EX-28.d.4.w with the Trust’s registration statement on Form N-1A on September 22, 2021, is hereby incorporated by reference.

(v)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Goldman Sachs Asset Management, L.P., effective September 23, 2021, previously filed as Exhibit EX-28.d.4.x with the Trust’s registration statement on December 10, 2021, is hereby incorporated by reference.

(w)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Insight North America LLC, effective February 2, 2022, previously filed as Exhibit EX-28.d.4.x with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(x)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Jacobs Levy Equity Management, Inc., effective July 21, 2022, previously filed as Exhibit EX-28.d.4.y with the Trust’s registration statement on August 8, 2022, is hereby incorporated by refence.

(e)	(1)
Underwriting Agreement, dated May 1, 2007, between the Trust and Nationwide Fund Distributors, LLC, previously filed as Exhibit EX-23.e.1 with the Trust’s registration statement on June 14, 2007, is hereby incorporated by reference.

		(a)	Schedule A to the Underwriting Agreement, amended July 18, 2022, previously filed as Exhibit EX-28.e.1.a with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.
	(2)	Form of Dealer Agreement, dated 2008, previously filed as Exhibit EX-23.e.2 with the Trust’s registration statement on February 27, 2008, is hereby incorporated by reference.
(f)	Not applicable.
(g)	Custodian Agreement
(1)
Global Custody Agreement, Investment Company Rider, Global Proxy Service Rider and Special Terms and Conditions Rider, dated April 4, 2003, between the Trust and JPMorgan Chase Bank, previously filed as Exhibit EX-23.g.1 with the Trust’s registration statement on February 28, 2005, is hereby incorporated by reference.

(a)
Amendment to Global Custody Agreement, dated December 2, 2009, previously filed as Exhibit EX-28.g.1.a with the Trust’s registration statement on February 26, 2010, is hereby incorporated by reference.

(b)
Amendment to Global Custody Agreement, dated December 9, 2015, previously filed as Exhibit EX-28.g.1.e with the Trust’s registration statement on September 30, 2016, is hereby incorporated by reference.

		(c)	Amendment to Global Custody Agreement, dated February 1, 2022, previously filed as Exhibit EX-28.g.1.e with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.
		(d)	Amendment to Global Custody Agreement, dated April 4, 2003, previously filed as Exhibit EX-28.g.1.f with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.
		(e)	Amendment to Global Custody Agreement, effective August 31, 2022, is filed herewith as Exhibit EX-28.g.1.e.
(2)
Waiver to Global Custody Agreement, dated February 28, 2005, between the Trust and JPMorgan Chase Bank, previously filed as Exhibit EX-23.g.1.a with the Trust’s registration statement on February 28, 2006, is hereby incorporated by reference.

(3)
Cash Trade Execution Rider to Global Custody Agreement, dated April 4, 2003, previously filed as Exhibit EX-23.g.1.b with the Trust’s registration statement on February 28, 2006, is hereby incorporated by reference.

(4)
Concentration Accounts Agreement, dated December 2, 2009, between the Trust and JPMorgan Chase Bank, previously filed as Exhibit EX-28.g.4 with the Trust’s registration statement on February 26, 2010, is hereby incorporated by reference.

(5)
Securities Lending Rider to Global Custody Agreement, dated March 28, 2014, previously filed as Exhibit EX-28.g.5 with the Trust’s registration statement on September 30, 2016, is hereby incorporated by reference.

(6)
Addendum to Fee Schedule to Securities Lending Rider to Global Custody Agreement, dated March 28, 2014, previously filed as Exhibit EX-28.g.6 with the Trust’s registration statement on September 30, 2016, is hereby incorporated by reference.

(7)
Joinder and Sixth Amendment to Securities Lending Agreement, dated February 4, 2022, previously filed as Exhibit EX-28.g.7 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(h)	(1)
Joint Fund Administration and Transfer Agency Agreement, dated May 1, 2010, between the Trust, Nationwide Variable Insurance Trust and Nationwide Fund Management LLC, previously filed as Exhibit EX-28.h.1 with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

(a)
Schedule C to the Joint Fund Administration and Transfer Agency Agreement, amended September 1, 2012, previously filed as Exhibit EX-28.h.1.a with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

	(2)	Administrative Services Plan, amended January 1, 2021, previously filed as Exhibit EX-28.h.2 with the Trust’s registration statement on January 15, 2021, is hereby incorporated by reference.
(a)
Form of Servicing Agreement to Administrative Services Plan, dated January 2007, previously filed as Exhibit EX-23.h.2.b with the Trust’s registration statement on February 28, 2007, is hereby incorporated by reference.

	(3)	Form of Operational Service Agreement, dated 2007, previously filed as Exhibit EX-23.h.3 with the Trust’s registration statement on August 27, 2007, is hereby incorporated by reference.
(4)
Expense Limitation Agreement between the Trust and Nationwide Fund Advisors, amended January 9, 2008, previously filed as Exhibit EX-23.h.4 with the Trust’s registration statement on February 27, 2008, is hereby incorporated by reference.

(a) Amendment to Expense Limitation Agreement, dated March 1, 2017, previously filed as Exhibit EX-28.h.4.a with the Trust’s registration statement on May 5, 2017, is hereby incorporated by reference.
(b)
Amendment No. 2 to Expense Limitation Agreement, dated July 1, 2018, previously filed as Exhibit EX-28.h.4.b with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

(c)
Exhibit A to the Expense Limitation Agreement, amended July 18, 2022, previously filed as Exhibit EX-28.h.4.c with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

(5)
Assignment and Assumption Agreement between Gartmore Mutual Funds, an Ohio Business Trust  (“OBT”), and the Trust, dated February 28, 2005, assigning to the Trust OBT’s title, rights, interests, benefits and privileges in and to certain contracts listed in the Agreement, previously filed as Exhibit EX-23.h.11 with the Trust’s registration statement on February 28, 2006, is hereby incorporated by reference.

(6)
Administrative Services Fee Waiver Agreement between the Trust and Nationwide Financial Services, Inc., on behalf of the Nationwide Government Money Market Fund, dated March 1, 2022, previously filed as Exhibit EX-28.h.6 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(7)
Rule 12b-1 Fee Waiver Agreement between the Trust and Nationwide Fund Advisors, on behalf of the Nationwide Government Money Market Fund, dated March 1, 2022, previously filed as Exhibit EX-28.h.7 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(8)
Amended and Restated Fee Waiver Agreement between the Trust and Nationwide Fund Advisers, on behalf of the Nationwide BNY Mellon Core Plus Bond ESG Fund, Nationwide Fund, Nationwide Government Money Market Fund, Nationwide Mid Cap Market Index Fund, and Nationwide Small Cap Index Fund, effective January 1, 2022, previously filed as Exhibit EX-28.h.8 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(9)
Investment Advisory Fee Waiver Agreement between the Trust and Nationwide Fund Advisers, dated March 1, 2022, relating to the Nationwide Government Money Market Fund, previously filed as Exhibit EX-28.h.9 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

	(10)	Fee Waiver Agreement between the Trust and Nationwide Fund Advisors, on behalf of the Nationwide Multi-Cap Portfolio, effective June 1, 2022, is filed herewith as Exhibit EX-28.h.10.
(i)	Not applicable.
(j)	Not applicable.
(k)	Not applicable.
(l)	Not applicable.
(m)	Distribution Plan under Rule 12b-1, amended January 1, 2021, previously filed as Exhibit EX-28.m with the Trust’s registration statement on January 15, 2021, is hereby incorporated by reference.
(n)	Rule 18f-3 Plan, effective March 2, 2009, amended July 18, 2022, previously filed as Exhibit EX-28.n with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.
(o)	Not applicable.
(p)	(1)
Code of Ethics for Nationwide Fund Advisors, the Trust and Nationwide Variable Insurance Trust, dated November 2020, previously filed as Exhibit EX-28.p.1 with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(2)
Code of Business Conduct and Ethics for BlackRock Investment Management, LLC, effective April 30, 2020, previously filed as Exhibit EX-28.p.2 with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(3)
Code of Ethics for Nationwide Fund Distributors, LLC, dated April 30, 2017, previously filed as Exhibit EX-28.p.4 with the Trust’s registration statement on February 21, 2018, is hereby incorporated by reference.

(4)
Code of Ethics for Brown Capital Management, LLC, dated September 30, 2018, previously filed as Exhibit EX-28.p.6 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(5)
Code of Ethics for UBS Asset Management (Americas) Inc., dated September 2021, previously filed as Exhibit EX-28.p.5 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(6)
Code of Ethics and Business Conduct for Bailard, Inc., dated November 2021, previously filed as Exhibit EX-28.p.6 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(7)
Code of Ethics for Geneva Capital Management LLC, dated March 21, 2020, previously filed as Exhibit EX-28.p.7 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(8)
Code of Ethics Amundi Asset Management US, Inc., revised July 2021, previously filed as Exhibit EX-28.p.9. with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(9)
Code of Ethics for Wellington Management Company LLP, dated August 2, 2021, previously filed as Exhibit EX-28.p.10 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(10)
Code of Ethics for Loomis, Sayles & Company, L.P., amended December 16, 2020, previously file as Exhibit EX-28.p.12 with the Trust’s registration statement on Form N-1A on September 22, 2021, is hereby incorporated by reference.

(11)
Code of Ethics for Diamond Hill Capital Management, Inc., amended July 31, 2021, previously filed as Exhibit EX-28.p.12 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(12)
Code of Ethics for WCM Investment Management, dated May 1, 2021, previously filed as Exhibit EX-28.p.14 with the Trust’s registration statement on Form N-1A on September 22, 2021, is hereby incorporated by reference.

(13)
Code of Ethics & Personal Trading Policy for Nationwide Asset Management, LLC, effective July 2020, previously filed as Exhibit EX-28.p.15 with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(14)
Personal Trading Policy and Code of Conduct for Bank of New York Mellon Corporation, dated March 8, 2021, previously filed as Exhibit EX-28.p.16 with the Trust’s registration statement on Form N-1A on September 22, 2021, is hereby incorporated by reference.

(15)
Code of Ethics for Western Asset Management Company, LLC, revised June 30, 2021, previously filed as Exhibit EX-28.p.17 with the Trust’s registration statement on Form N-1A on September 22, 2021, is hereby incorporated by reference.

(16)
Code of Ethics for American Century Investment Management, Inc., revised January 1, 2021, previously filed as Exhibit EX-28.p.18 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(17)	Code of Ethics for GQG Partners LLC, dated March 22, 2021, previously filed as Exhibit EX-28.p.19 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.
(18)
Personal Code of Ethics for Janus Henderson, effective January 1, 2021, previously filed as exhibit EX-28.p.20 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(19)
Personal Securities Trading Policy for Newton Investment Management North America, LLC, effective March 31, 2021, previously filed as Exhibit EX-28.p.21 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(20)
Code of Conduct for Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc., dated November 2020, previously filed as Exhibit EX-28.p.22 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(21)
Employee Code of Conduct for Insight North America LLC, dated November 2020, previously filed as Exhibit EX-28.p.23 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(22)
Code of Ethics for Goldman Sachs Asset Management, L.P., effective August 29, 2019, previously filed as Exhibit EX-28.p.23 with the Trust’s registration statement on August 8,2022, is hereby incorporated by reference.

(23)
Code of Ethics for Jacobs Levy Equity Management, Inc., revised January 2016, previously filed as Exhibit EX-28.p.24 with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

(q)	(1)
Power of Attorney with respect to the Trust for Charles E. Allen, dated June 14, 2017, previously filed as Exhibit EX-28.q.1 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(2)
Power of Attorney with respect to the Trust for Paula H.J. Cholmondeley, dated June 14, 2017, previously filed as Exhibit EX-28.q.3 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(3)
Power of Attorney with respect to the Trust for Phyllis Kay Dryden, dated June 14, 2017, previously filed as Exhibit EX-28.q.4 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(4)
Power of Attorney with respect to the Trust for Douglas F. Kridler, dated June 14, 2017, previously filed as Exhibit EX-28.q.5 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(5)
Power of Attorney with respect to the Trust for Keith F. Karlawish, dated June 14, 2017, previously filed as Exhibit EX-28.q.7 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(6)
Power of Attorney with respect to the Trust for Carol A. Kosel, dated June 14, 2017, previously filed as Exhibit EX-28.q.9 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(7)
Power of Attorney with respect to the Trust for Michael S. Spangler, dated June 14, 2017, previously filed as Exhibit EX-28.q.10 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(8)
Power of Attorney with respect to the Trust for M. Diane Koken, dated March 6, 2019, previously filed as Exhibit EX-28.q.11 with the Trust’s registration statement on June 14, 2019, is hereby incorporated by reference.

(9)
Power of Attorney with respect to the Trust for Lee Cummings, dated July 24, 2020, previously filed as Exhibit EX-28.q.11 with the Trust’s registration statement on September 16, 2020, is hereby incorporated by reference.

(10)
Power of Attorney with respect to the Trust for Lorn C. Davis, dated January 1, 2021, previously filed as Exhibit EX-28.q.10 with the Trust’s registration statement on January 15, 2021, is hereby incorporated by reference.

(11)
Power of Attorney with respect to the Trust for David E. Wezdenko, dated January 1, 2021, previously filed as Exhibit EX-28.q.11 with the Trust’s registration statement on January 15, 2021, is hereby incorporated by reference.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
No person is presently controlled by or under common control with Registrant.
ITEM 30. INDEMNIFICATION
Indemnification provisions for officers, directors and employees of the Registrant are set forth in Article VII, Section 2 of the Amended Declaration.  See Item 28(a) above.
The Trust has entered into indemnification agreements with each of the trustees and certain of its officers.  The indemnification agreements provide that the Trust will indemnify the indemnitee for and against any and all judgments, penalties, fines, and amounts paid in settlement, and all expenses actually and reasonably incurred by indemnitee in connection with a proceeding that the indemnitee is a party to or is threatened to be made a party to (other than certain exceptions specified in the agreements), to the maximum extent not expressly prohibited by Delaware law or applicable federal securities law and regulations (including, without limitation, Section 17(h) of the Investment Company Act of 1940 and the rules and regulations issued with respect thereto by the U.S. Securities and Exchange Commission).  The Trust also will indemnify indemnitee for and against all expenses actually and reasonably incurred by indemnitee in connection with any proceeding to which indemnitee is or is threatened to be made a witness but not a party.  See Item 23(h)(4) above.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER
(a)
Nationwide Fund Advisors (“NFA”), the investment adviser to the Trust, also serves as investment adviser to Nationwide Variable Insurance Trust. To the knowledge of the Registrant, the directors and officers of NFA have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of NFA or its affiliates.

Each of the following persons serves in the same or similar capacity with one or more affiliates of Nationwide Fund Advisors. The address for the persons listed below, except as otherwise noted, is One Nationwide Plaza, Columbus, OH 43215.

Name and Address	Principal Occupation	Position with NFA	Position with Funds
John L. Carter	President and Chief Operating Officer of Nationwide Financial Services, Inc.	Director	N/A
Michael S. Spangler
President and Chief Executive Officer of Nationwide Funds Group, which includes NFA, NFM and NFD; Senior Vice President of Nationwide Financial Services, Inc. and Nationwide Mutual Insurance Company; President of Nationwide Securities, LLC
		President and Director	President, Chief Executive Officer and Principal Executive Officer
Lee T. Cummings	Treasurer, Principal Financial Officer, Senior Vice President and Head of Fund Operations of Nationwide Funds Group; Vice President of Nationwide Mutual Insurance Company	Senior Vice President	Treasurer, Principal Financial Officer, Senior Vice President and Head of Fund Operations

Kevin D. Grether	Senior Vice President of NFA and Chief Compliance Officer of NFA and the Trust; Vice President of Nationwide Mutual Insurance Company	Vice President and Chief Compliance Officer	Senior Vice President and Chief Compliance Officer
Pamela A. Biesecker	Senior Vice President and Head of Taxation of Nationwide Mutual Insurance Company	Senior Vice President and Head of Taxation	N/A
Denise L. Skingle	Senior Vice President and Chief Counsel of Nationwide Mutual Insurance Company	Senior Vice President and Secretary	N/A
Steve A. Ginnan	Senior Vice President, Director and Chief Financial Officer of Nationwide Financial Services, Inc.	Director	N/A
Stephen R. Rimes	Vice President, Associate General Counsel and Secretary for Nationwide Funds Group; Vice President of Nationwide Mutual Insurance Company	Vice President, Associate General Counsel and Assistant Secretary	Secretary, Vice President and Associate General Counsel
David A. Conner	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A
Gayle L. Donato	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A
Hope C. Hacker	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A
Timothy J. Dwyer	Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Vice President and Assistant Treasurer	N/A
David A. Garman	Vice President-Enterprise Governance & Finance Legal of Nationwide Mutual Insurance Company	Vice President and Assistant Secretary	N/A
Mark E. Hartman	Associate Vice President and Assistant Secretary of Nationwide Mutual Insurance Company	Assistant Secretary	N/A
David Dokko	Assistant Secretary of Nationwide Mutual Insurance Company	Assistant Secretary	N/A
Keith W. Hinze	Assistant Secretary of Nationwide Mutual Insurance Company	Assistant Secretary	N/A

(b)
BlackRock Investment Management, LLC (“BlackRock”) acts as subadviser to the Nationwide S&P 500 Index Fund, Nationwide Small Cap Index Fund, Nationwide Mid Cap Market Index Fund, Nationwide Bond Index Fund, Nationwide International Index Fund, Nationwide Multi-Cap Portfolio and Nationwide Bond Portfolio. To the knowledge of the Registrant, the directors and officers of BlackRock have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(c)
Nationwide Asset Management, LLC (“NWAM”) acts as subadviser to the Nationwide Bond Fund and Nationwide Inflation-Protected Securities Fund. To the knowledge of the Registrant, the directors and officers of NWAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(d)
Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc. (“Dreyfus”), acts as subadviser to the Nationwide Government Money Market Fund. Dreyfus also acts as an investment adviser or subadviser to other investment companies. To the knowledge of the Registrant, the directors and officers of Dreyfus have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(e)
Mellon Investments Corporation (“Mellon”) acts as subadviser to the Nationwide NYSE Arca Tech 100 Index Fund. To the knowledge of the Registrant, the directors and officers of Mellon have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(f)
Brown Capital Management, LLC (“Brown Capital”) acts as subadviser to the Nationwide Small Company Growth Fund. To the knowledge of the Registrant, the directors and officers of Brown Capital have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director, officer, employee, partner, or trustee of affiliated entities.

(g)
UBS Asset Management (Americas) Inc. (“UBS AM”) acts as subadviser to the Nationwide Global Sustainable Equity Fund. To the knowledge of the Registrant, the directors and officers of UBS AM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(h)
Bailard, Inc. (“Bailard”) acts as subadviser to the Nationwide Bailard Cognitive Value Fund, Nationwide Bailard Technology & Science Fund and Nationwide Bailard International Equities Fund. To the knowledge of the Registrant, the directors and officers of Bailard have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities. Bailard provides real estate services (such as identifying and recommending potential property acquisitions and dispositions, supervising day-to-day property management and providing real estate research) to a client that is an affiliated private real estate investment trust.

(i)
Geneva Capital Management LLC (“Geneva”) acts as subadviser to the Nationwide Geneva Mid Cap Growth Fund and Nationwide Geneva Small Cap Growth Fund. To the knowledge of the Registrant, the directors and officers of Geneva have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(j)
Amundi Asset Management US, Inc. (“Amundi AM US”) acts as subadviser to the Nationwide Amundi Global High Yield Fund and Nationwide Amundi Strategic Income Fund.  Except as noted below, the directors and officers of Amundi AM US have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

Name and Position with APIAM	Other Company	Position with Other Company
Lisa Jones CEO	The Investment Company Institute	Member- Board of Governors
	MIT Sloan Finance Group Advisory Board	Member

Ken Taubes CIO	Kerem Shalom	Member of Finance Committee
	Suffolk University MSF Advisory Board	Board Member
	Suffolk University	Trustee and Member of the Investment Committee
Gregg Dooling CFO	Raising a Reader Massachusetts	Member of Finance and Audit Committee
	Raising a Reader Massachusetts	Chair of Board of Trustees
(k)
Wellington Management Company LLP (“Wellington Management”) acts as subadviser to the Nationwide International Small Cap Fund and Nationwide Fund. Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940. During the past two fiscal years, no partner of Wellington Management has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management.

(l)
Loomis, Sayles & Company, L.P. (“Loomis Sayles”) acts as subadviser to the Nationwide Loomis All Cap Growth Fund, Nationwide Loomis Core Bond Fund and Nationwide Loomis Short Term Bond Fund. The address of Loomis Sayles is One Financial Center, Boston, MA 02111.  Loomis Sayles is an investment adviser registered under the Investment Advisers Act of 1940.  Except as noted below, the directors and officers of Loomis Sayles have not been engaged in any other business or profession of a substantial nature during the past fiscal years, other than in their capacities as a director or officer of affiliated entities.

Name and Position with Loomis Sayles	Name and Principal Business Address of Other Company	Connection with Other Company
Kevin P. Charleston Chairman, Chief Executive Officer, President and Director	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust I 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust II 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust IV 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis ETF Trust 888 Boylston Street, Boston, MA 02199	Trustee
	Gateway Trust 888 Boylston Street, Boston, MA 02199	Trustee
	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	Director
	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	Executive Vice President

	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and President
	Loomis Sayles Investments Asia Pte. Ltd. 10 Collyer Quay #14-06, Ocean Financial Centre, Singapore 049315	Director
	Loomis Sayles Operating Services, LLC One Financial Center, Boston, MA 02111	Director, Chairman and President
	NIM-os, LLC One Financial Center, Boston, MA 02111	Director, Chairman and President
Matthew J. Eagan Executive Vice President and Director	None	None
Daniel J. Fuss Vice Chairman, Executive Vice President and Director	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Executive Vice President (2003 to 2021)
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Executive Vice President (2003 to 2021)
John R. Gidman Executive Vice President, Chief Operating Officer and Director	Loomis Sayles Solutions, LLC (dissolved) One Financial Center, Boston, MA 02111	President (2003-2020)
	Loomis Sayles Operating Services, LLC One Financial Center, Boston, MA 02111	Director and Chief Executive Officer
	NIM-os, LLC One Financial Center, Boston, MA 02111	Director and Chief Executive Officer
David L. Giunta Director	Natixis Investment Managers 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer, US
	Natixis Advisors, LLC 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer
	Compliance, Risk and Internal Control Committee (formerly knowns as Natixis Distribution Corporation) 888 Boylston Street, Boston, MA 02199	Chairman, President and Chief Executive Officer
	Natixis Distribution, LLC 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer
	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Trustee and Executive Vice President
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer

	Natixis Funds Trust I 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust IV 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis ETF Trust 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis ETF Trust II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Gateway Trust 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
Aziz V. Hamzaogullari Executive Vice President, Chief Investment Officer of the Growth Equity Strategies and Director	None	None
Maurice Leger Director of Global Institutional Services, Executive Vice President and Director	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager
Jean S. Loewenberg Executive Vice President, General Counsel, Secretary and Director	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	Director
	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	General Counsel and Secretary
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and Secretary
	Loomis Sayles Operating Services, LLC One Financial Center, Boston, MA 02111	Director and General Counsel
	NIM-os, LLC One Financial Center, Boston, MA 02111	Director and General Counsel
Richard G. Raczkowski Executive Vice President and Director	None	None
John F. Russell Executive Vice President and Director	None	None
Susan Sieker Executive Vice President, Chief Financial Officer and Director (2021)	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	Chief Financial Officer
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and Chief Financial Officer

	NIM-os, LLC One Financial Center, Boston, MA 02111	Director
Elaine M. Stokes Executive Vice President and Director	None	None
David L. Waldman Executive Vice President, Deputy Chief Investment Officer (2013-2021), Chief Investment Officer (2021) and Director	None	None
(m)
Diamond Hill Capital Management, Inc. (“Diamond Hill”) acts as subadviser to the Nationwide Diamond Hill Large Cap Concentrated Fund. Diamond Hill is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the directors and officers of Diamond Hill have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(n)
WCM Investment Management (“WCMIM”) acts as subadviser to the Nationwide WCM Focused Small Cap Fund. WCMIM is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the directors and officers of WCMIM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(o)
Western Asset Management Company, LLC (“Western Asset”) acts as subadviser to the Nationwide Multi-Cap Portfolio.  Western Asset is a direct wholly-owned subsidiary of Legg Mason, Inc. (“Legg Mason”) and an indirect wholly-owned subsidiary of Franklin Resources, Inc. (“Resources”) and is registered as an investment adviser under the Advisers Act. During the last two fiscal years, the directors and officers of Western Asset have not been engaged in any business, profession, vocation or employment of a substantial nature other than as directors or officers of Legg Mason and/or Resources, other Legg Mason and/or Resources subsidiaries, and/or other Legg Mason and/or Resources sponsored investment companies. The names and titles of the officers and directors of Western Asset are listed in Schedules A and D of Form ADV filed by Western Asset pursuant to the Advisers Act, the text of which Schedules are incorporated herein by reference (SEC File No. 801-8162). Western Asset is located at 385 E. Colorado Blvd, Pasadena, CA 91101.

Name	Position(s) at Western Asset	Other Position(s) held
James W. Hirschmann III	President and Chief Executive Officer, Western Asset (Chairman)	Director, Western Asset Mortgage Capital Corporation
Jennifer Johnson	Non-Employee Director	None
Matthew Nicholls	Non-Employee Director	None
Jennifer W. Murphy	Chief Operating Officer, Western Asset (Executive Director)	Former Director, Brandywine Global Investment Management (Europe) Limited
Former Director, Legg Mason International Equities Limited
Former Member, Legg Mason Political Action Committee
Former Manager, Brandywine Global Investment Management, LLC
Director and Chief Executive Officer, Western Asset Mortgage Capital Corporation
Jed A. Plafker	Non-Employee Director	None
Marzo Bernardi	Director of Client Services and Marketing	None

Dennis McNamara	Director of Global Portfolio Operations	None
Charles A. Ruys de Perez	Secretary and General Counsel	Director, Western Asset Holdings (Australia) Pty Ltd
Director, Western Asset Management Company Pty Ltd
Director, Western Asset Management Company Ltd
Director, Western Asset Management Company Pte. Ltd
Director, Western Asset Management Company Limited
Kevin Ehrlich	Chief Compliance Officer	None
(p)
American Century Investment Management, Inc. (“American Century”) acts as a subadvisor to the Nationwide American Century Small Cap Income Fund. Except as listed below, the directors and officers of American Century have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities of director or officer of affiliated entities.

Name and Position with American Century	Other Company	Positions with Other Company
Alex Lepinsky Vice President	Deutsche Bank	Senior Portfolio Manager and Senior Trader
Miguel Cota Vice President	BlackRock	Senior Credit Trader
Peter VanGelderen Vice President	Guggenheim Partners	Co-Head of Structured Credit Group
John Pack General Counsel and Senior Vice President	The Bank of New York Mellon	Chief Legal Officer of Investment and Wealth Management
(q)
GQG Partners LLC (“GQG”) acts as subadvisor to the Nationwide GQG US Quality Equity Fund.  The principal address of GQG is 450 East Las Olas Boulevard, Suite 750, Fort Lauderdale, Florida 33301. GQG is an investment adviser registered under the Investment Advisers Act of 1940, as amended.  Except as noted below, the directors and officers of GQG have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

Name and Position with GQG	Name and Principal Business Address of Other Company	Connection with Other Company
Rajiv Jain, Chairman, Chief Investment Officer and Manager	GQG Partners Community Empowerment Foundation* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Sole Member; Director (August 2018 - April 2021)
	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Executive Chairman, Chief Investment Officer (Oct 2021 – present)
Tim Carver, Chief Executive Officer and Manager	GQG Partners Community Empowerment Foundation* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Director (August 2018 -- April 2021)

	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Chief Executive Officer, Executive Director (Oct 2021 – present)
	Hycroft, LLC 100 Park Avenue, 16th Floor New York, NY 10017	Director
Melodie Zakaluk, Chief Financial Officer and Manager	GQG Global UCITS ICAV 2nd Floor, 5 Earlsfort Terrace Dublin D2 Ireland	Director
	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Chief Financial Officer (Oct 2021 – present)
	GQG Partners (Australia) Pty Ltd* Level 10, 68 Pitt Street Sydney NSW 2000	Director
Charles Falck Chief Operating Officer	Vontobel Asset Management AG Genferstrasse 27, 8002 Zurich Switzerland	Global Chief Operating Officer (employment prior to joining GQG in August 2021)
	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Chief Operating Officer, (Oct 2021 – present)
Sal DiGangi, Global Chief Compliance Officer	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Global Chief Compliance Officer (Oct 2021 – present)
Frederick H. Sherley, General Counsel and Secretary	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	General Counsel and Corporate Secretary (Oct 2021 – present)
* Affiliated entity
(r)
Newton Investment Management North America, LLC (“Newton US”) acts as a subadvisor to the Nationwide BNY Mellon Disciplined Value Fund and Nationwide BNY Mellon Dynamic U.S. Core Fund. The directors and officers of Newton US have not been engaged in any other business or profession of substantial nature during the past two fiscal years.

(s)
Janus Henderson Investors US LLC (“Janus”) acts as a subadviser to the Nationwide Multi-Cap Portfolio and Nationwide Janus Henderson Overseas Fund. Janus is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the officers of Janus have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer or other employee of affiliated entities, including sponsor funds.

(t)
Goldman Sachs Asset Management, L.P. (“GSAM”) is an indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. and serves as a subadviser the the Nationwide Multi-Cap Portfolio. GSAM is engaged in the investment advisory business. GSAM is part of The Goldman Sachs Group, Inc., a public company that is a bank holding company, financial holding company and a world-wide, full-service financial services organization. GSAM Holdings LLC is the general partner and principal owner of GSAM. To the knowledge of the Registrant, the directors and officers of GSAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(u)
Insight North America LLC (“Insight”) acts as a subadvisor to the Nationwide BNY Mellon Core Plus Bond ESG Fund. The directors and officers of Insight have not been engaged in any other business or profession of a substantial nature during the past two fiscal years.

(v)
Jacobs Levy Equity Management, Inc. (“Jacobs Levy”) acts as subadviser to the Nationwide U.S. 130/30 Equity Portfolio. To the knowledge of the Registrant, the directors and officers of Jacobs Levy have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

ITEM 32. PRINCIPAL UNDERWRITERS
(a)	Nationwide Fund Distributors LLC, the principal underwriter of the Trust, also acts as principal underwriter for Nationwide Variable Insurance Trust.
(b)
Herewith is the information required by the following table with respect to each director, officer or partner of NFD.  The address for the persons listed below, except where otherwise noted, is One Nationwide Plaza, Columbus, OH 43215.

Name:	Position with NFD:	Position with Registrant:
Michael S. Spangler	Chairman, Director and President	President, Chief Executive Officer and Principal Executive Officer
Holly A. Butson	Chief Compliance Officer	N/A
Lee T. Cummings	Vice President	Treasurer, Principal Financial Officer, Senior Vice President and Head of Fund Operations
Ewan T. Roswell	Associate Vice President and Assistant Treasurer	N/A
Denise L. Skingle	Senior Vice President and Secretary	N/A
Jennifer L. Monnin	Chief Marketing Officer	N/A
(c)	Not applicable.
ITEM 33. LOCATION OF ACCOUNTS AND RECORDS
J.P. Morgan Investor Services Co.
1 Beacon Street
Boston, Massachusetts 02108-3002
Nationwide Funds Group
One Nationwide Plaza
Columbus, OH 43215
ITEM 34. MANAGEMENT SERVICES
Not applicable.
ITEM 35. UNDERTAKINGS
Not applicable.

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, and State of Ohio, on this 15th day of September, 2022.

NATIONWIDE MUTUAL FUNDS
BY:	/s/Allan J. Oster
Allan J. Oster, Attorney-In-Fact for Registrant